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                                                               Exhibit 4.2 (iii)

                                EIGHTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT

          THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 1, 2001 (the "Effective Date"), by and between BARNES GROUP, INC. (the "Borrower"), the Lenders parties to the Credit Agreement (as defined below) from time to time (the "Lenders"), and MELLON BANK, N.A., a national banking association, as Agent (in such capacity, the "Agent").

          WHEREAS, the Agent, the Lenders and the Borrower are parties to a certain Credit Agreement dated as of December 1, 1991 (as amended, the "Credit Agreement"); and

          WHEREAS, the Agent, the Lenders and the Borrower desire to amend the Credit Agreement as set forth herein; and

          WHEREAS, all words and terms used in this Amendment which are defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or required by the context;

          NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the Agent, the Lenders and the Borrower hereby agree as follows:

          Section 1. Amendment to Credit Agreement. The Credit Agreement is
                     -----------------------------
hereby amended by deleting Section 6.01(a) in its entirety and substituting therefor the following:

          "(a) Consolidated Current Ratio. The Consolidated Current Ratio shall
               --------------------------
          not, on or at any time after March 31, 2002, be less than 1.40:1."

          Section 2. Conditions. The obligation of the Agent and the Lenders to
                     ----------
enter into the foregoing amendment to the Credit Agreement shall be subject to satisfaction by the Borrower of the following conditions precedent:

           (a) The Agent shall have received (with a copy for each Lender) the following documents dated as of the date of the issuance of the Amendment (the "Closing Date") and in form and substance satisfactory to the Lenders:

                (i)  An executed counterpart of this Amendment;

                (ii) A certificate signed by a duly authorized officer of the Borrower stating that (A) the representations and warranties contained in Article III of the Credit Agreement (except for Section
          3.06 which continues to be true as of the date set forth therein) are correct on and as of the Closing Date and as though made on and as of the Closing Date and (B) no Event of Default and no event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an Event of Default has occurred and is continuing or would result from the execution and delivery of the Amendment; and

                (b) The Agent shall have received (with a copy for each Lender) such other approvals, certificates, opinions or documents, in form and substance satisfactory to the Lenders, as the Lenders may reasonably request.

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          Section 3. Effect of Amendment. The Credit Agreement, as amended by
                     -------------------
this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the Effective Date hereof, all references in any document or instrument to the Credit Agreement shall mean and include the Credit Agreement, as amended by this Amendment.

          Section 4. Governing Law. This Amendment shall be governed by and
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shall be interpreted and enforced in accordance with the laws of the State of
New York.

          Section 5. Counterparts. This Amendment may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

          Section 6. Expenses. The Borrower shall reimburse the Lenders for all
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costs and expenses (including fees and expenses of counsel to the Agent)
incurred in connection with this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

                                        BARNES GROUP, INC.

                                        By_________________________________
                                        Title______________________________

                                        MELLON BANK, N.A., individually and
                                        as Agent

                                        By_________________________________
                                        Title______________________________

                                        FLEET NATIONAL BANK

                                        By_________________________________
                                        Title______________________________

                                        THE CHASE MANHATTAN BANK

                                        By_________________________________
                                        Title______________________________

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                                        BANK ONE N.A.

                                        By_________________________________
                                        Title______________________________

                                        KEYBANK NATIONAL
                                        ASSOCIATION

                                        By_________________________________
                                        Title______________________________

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